Exhibit 10.3

LINE OF CREDIT LOAN AGREEMENT

THIS LINE OF CREDIT LOAN AGREEMENT (this “Agreement”) is entered into as of the 20th day of April, 2018 by and between Embry Capital Inc., with a principal business address located at 224 Datura St., West Palm Beach, Florida 33401 the “Lender”), and Grey Fox Holdings Inc , a Florida corporation with a principal business address located at 224 Datura St West Palm Beach FL 33401 (the “Borrower”).

RECITALS

WHEREAS, the Borrower wishes to borrow from the Lender, and the Lender wishes to lend to the Borrower through a Line of Credit Loan the sum of up to Two Hundred and Fifty Thousand Dollars (US $ 250,000).

WHEREAS, the Borrower and the Lender wish to memorialize the terms of such Line of Credit Loan and to set forth their mutual understanding with respect to how the repayment of such amounts shall be accomplished.

NOW, THEREFORE, the parties hereby set forth their understanding as follows:

1. Line of Credit Loan Amount. Subject to and upon the terms and conditions herein set forth, the Lender shall lend to the Borrower and the Borrower shall borrow from the Lender up to the sum of Fifty Thousand Dollars (US $250,000).

2. Draw Down of Line of Credit Funds by Borrower. Borrower will request funds in a written email communication to Lender. Lender will under his sole discretion approve or not approve borrowers request for funds. Lender has 3 business days to approve or not approve the request and will notify Borrower of the approval or not approval within 3 business days of receiving email of Borrowers request for funds. On Approval by Lender, Lender will electronically transfer approved funds to Borrower within 2 business days of Lenders Approval of Borrowers fund request.

3. Line of Credit Loan. The Line of Credit Loan that is borrowed by Borrower shall pay the principal amount due the Lender in full 24 months from each funds draw down date that is paid to Borrower. Interest of 12% per annum on that portion of the unpaid principal balance attributable to each such borrowing shall accrue from the date of such borrowing payment date paid to Borrower by Lender. No interest shall accrue prior to the first borrowing under the Line of Credit Loan.

4. Payments.

4.1 The Borrower shall pay to the Lender on the 1st of May of each year the interest due the Lender, (for the previous years borrowed amounts at 12% of the Outstanding Principal due the Lender while the Line of Credit Loan is in force.

4.2 The Borrower will issue 30,000,000 REG 144 Shares of Common Restricted Shares in Grey Fox Holdings, OTC:GFOX, the “Bonus Shares” within 15 business days from the execution date of this agreement. Said trading restriction will be removed at the Lenders request at anytime 12 months after the issue date of said 30,000,000 Stock certificate.

5. Further Assurances. The Borrower shall, at its sole cost and expense, upon request of the Lender, duly execute and deliver to the Lender such further instruments, and do and cause to be done such further acts, as may be necessary or proper in the opinion of the Lender to carry out the provisions and purposes of this Agreement.

6. Events of Default.

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6.1 Events of Default. If any one or more of the following events (“Events of Default”) shall occur and be continuing (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body), the Lender may, at its option, declare the Line of Credit Loan to be immediately due and payable, whereupon the maturity of the then unpaid balance of the Line of Credit Loan shall be accelerated and the same, together with all interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Line of Credit Loan to the contrary notwithstanding.

(a) If default shall be made in the due and punctual payment of the principal or interest under the Line of Credit Loan, when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise;

(b) If default shall be made in the performance or observance of, or shall occur under, any covenant, agreement, or other provision of this Agreement or in any instrument or document delivered to the Lender in connection with or pursuant to this Agreement, or if any such instrument or document shall terminate or become void or unenforceable without the written consent of the Lender;

(c) If any representation or warranty or any other statement of fact herein or in any writing, certificate, report, or statement at any time furnished to the Lender pursuant to or in connection with this Agreement, or otherwise, shall be false or misleading in any material respect;

(d) If the Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, or conservator of itself or of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the United States federal bankruptcy laws or any similar law or statute of any state or country;

(e) If the Borrower shall be adjudged a bankrupt; or a court of competent jurisdiction shall enter an order, judgment, or decree appointing a receiver, trustee, liquidator, or conservator of the Borrower or of the whole or any substantial part of its property, or approve a petition filed against the Borrower seeking reorganization or similar relief under the United States federal bankruptcy laws or any similar law or statute of any state or country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its property; or if there is commenced against the Borrower any proceeding for any of the foregoing relief or if a petition in bankruptcy is filed against the Borrower and such proceeding or petition remains un-dismissed or un-stayed for a period of ninety (90) days; or if the Borrower by any act indicates its consent to, approval of or acquiescence in any such proceeding or petition;

6.2 Suits for Enforcement. If any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the Line of Credit Loan, or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Line of Credit Loan or any other legal or equitable right or remedy.

6.3 Rights and Remedies Not Waived. No course of dealing between the Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lender and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

7. Modification and Waiver. No modification or waiver of any provision of the Line of Credit Loan or of this Agreement and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by the Lender, and the same shall then be effective only for the period, on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

8. Applicable Law. The Line of Credit Loan and this Agreement shall be construed in accordance with and governed by the laws of Florida.

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9. Notices. All notices, requests, demands, or other communications provided for herein shall be in writing and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, addressed to the parties, at the addresses set forth above, or to such other address as either party shall designate to the other from time to time in writing forwarded in like manner.

10. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their successors and assigns, and all subsequent holders of the Line of Credit Loan.

11. Execution in Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first set forth above.

LENDER:

By: /s/ Miro Zecevic

Name: Miro Zecevic

Its:

Date:

BORROWER:

By: /s/ Daniel Sobolowski

Name: Daniel Sobolowski

Its: CEO

Date: 4.20.18

By: /s/ Zoran Cvetojevic

Name: Zoran Cvetojevic

Its: Secretary

Date: 4.20.18

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